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Exhibit 99.1

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional advisor.

LETTER OF TRANSMITTAL

Relating to

TRAC Intermodal LLC
TRAC Intermodal Corp.

Offer to Exchange

any and all of their outstanding unregistered 11% Senior Secured Notes due 2019 (CUSIP Nos. 87264L AA9 and U89251 AA7) for $300,000,000 aggregate principal amount of their new 11% Senior Secured Notes due 2019 that have been registered under the Securities Act of 1933

Pursuant to the Exchange Offer and Prospectus dated                        , 2013

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Registered or Certified Mail:	By Overnight Delivery or Regular Mail:
Wells Fargo Bank, N.A. MAC—N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A MAC—N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479
By Facsimile: (612) 667-6282 Attn: Bondholder Communications
Confirm by Email: bondholdercommunications@wellsfargo.com
Confirm by Telephone: (800) 344-5128 Attn: Bondholder Communications

        This document relates to the exchange offer (the "Exchange Offer") made by TRAC Intermodal LLC (the "Issuer") and TRAC Intermodal Corp. (the "Co-issuer," and together with the Issuer, the "Issuers") to exchange any and all of their unregistered $300,000,000 11% Senior Secured Notes due 2019 (the "Original Notes") for new 11% Senior Secured Notes due 2019 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Offer is described in the prospectus dated                    , 2013 (the "Prospectus") and in this letter of transmittal (this "Letter of Transmittal"). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the "terms and conditions."

        The Exchange Offer will expire at 11:59 p.m., New York City time, on                which is 20 full business days after the exchange offer is commenced, unless extended by the Issuers (such date and time, as they may be extended, the "Expiration Date"). Tendered Original Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

        Upon the satisfaction or waiver of the conditions to the acceptance of Original Notes set forth in the Prospectus under "Description of the Exchange Offer—Conditions to the exchange offer", the Issuers will accept for settlement Original Notes that have been validly tendered (and not subsequently validly withdrawn). This acceptance date is referred to as the "Acceptance Date."

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the Original Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. Such notice shall disclose the number of Original Notes tendered as of the date of the notice. The Issuers will deliver the Exchange Notes on a date (the "Settlement Date") as soon as practicable after the Expiration Date.

        This Letter of Transmittal is to be used by holders of the Original Notes. Tender of Original Notes is to be made using the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "Description of the exchange offer—Procedures for tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Original Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

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  DTC has received your instructions to tender your Original Notes; and

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  You agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Original Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

        If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account.

        The Exchange Notes will be issued in full exchange for Original Notes in the Exchange Offer, if consummated, on the Settlement Date and will be delivered in book-entry form.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuers the aggregate principal amount of Original Notes credited by the undersigned to the Exchange Agent's account at DTC using ATOP.

        The undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Issuers have waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Issuers if, as and when the Issuers give oral or written notice (if oral, to be promptly confirmed in writing) thereof to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, Original Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for Exchange Notes. The undersigned understands that, under certain circumstances, the Issuers may not be required to accept any of the Original Notes tendered (including any such Original Notes tendered after the Expiration Date). If any Original Notes are not accepted for exchange for any reason (or if Original Notes are validly withdrawn), such Original Notes will be returned, without expense, to the undersigned's account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

        By tendering Original Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Issuers' understanding of an interpretation by the staff of the Securities and Exchange Commission (the "SEC") as set forth in no-action letters issued to other parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Issuers for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement with any person to participate in the distribution of such Exchange Notes. If the undersigned is not a broker-dealer, the undersigned represents that it acquires the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of marketmaking activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Upon agreement to the terms of this Letter of Transmittal pursuant to an agent's message, the undersigned, or the beneficial holder of Original Notes on behalf of which the undersigned has tendered, will, subject to that holder's ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, hereby:

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  irrevocably sell, assign and transfer to or upon the order of the Issuers or their nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Original Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Issuers or any fiduciary, trustee, fiscal agent or other person connected with the Original Notes arising under, from or in connection with such Original Notes;

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  waive any and all rights with respect to the Original Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Original Notes; and

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  release and discharge the Issuers, the Guarantors and Wells Fargo Bank, National Association, as the trustee for the Original Notes from any and all claims the undersigned may have, now or in the future, arising out of or related to the Original Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Original Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Original Notes tendered hereby.

        The undersigned understands that tenders of Original Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Original Notes by the Issuers will, following such acceptance, constitute a binding agreement between the undersigned and the Issuers upon the terms and conditions.

        By tendering Original Notes in the Exchange Offer, the undersigned represents, warrants and agrees that:

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  it has received and reviewed the Prospectus;

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  it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Original Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

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  the Original Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuers will acquire good, indefeasible and unencumbered title to such Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuers accept the same;

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  it will not sell, pledge, hypothecate or otherwise encumber or transfer any Original Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

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  in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Original Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuers, the Information Agent or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

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  the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

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  the agreement to the terms of this Letter of Transmittal pursuant to an agent's message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Original Notes tendered hereby in favor of the Issuers or any other person or persons as the Issuers may direct and to deliver such forms of transfer and other documents in the attorney's and agent's discretion and the certificates and other documents of title relating to the registration of such Original Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Issuers or their nominees such Original Notes;

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  the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

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  it is acquiring the Exchange Notes in the ordinary course of its business;

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  it is not participating in, and does not intend to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes within the meaning of the Securities Act;

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  it is not a broker-dealer who acquired the Original Notes directly from the Issuers; and

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  it is not an "affiliate" of the Issuers, within the meaning of Rule 405 of the Securities Act.

        The representations, warranties and agreements of a holder tendering Original Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the "beneficial owner" of any Original Notes means any holder that exercises investment discretion with respect to such Original Notes.

        If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account.

        The undersigned understands that tenders may not be withdrawn at any time after the Expiration Date, except as set forth in the Prospectus, unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Issuers, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

        If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, including the waiver of a material condition, the Issuers will extend the Exchange Offer for a period of five to ten business days, as required by the Exchange Act, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such five to ten business day period.

        All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned's successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

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CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

        By crediting the Original Notes to the Exchange Agent's account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Original Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

 INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Original Notes tendered by book-entry transfer, as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m. New York City time on the Expiration Date.

2.     Validity of Tenders

        The Issuers will determine all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Original Notes and withdrawal of tendered Original Notes based on the objective standards set forth in the Prospectus or in this Letter of Transmittal. See the section of the Prospectus entitled "Exchange Offer—Conditions to the Exchange Offer." The Issuers' determination will be final and binding. The Issuers reserve the absolute right to reject any Original Notes not properly tendered or any acceptance of Original Notes that would, in the opinion of its counsel, be unlawful. The Issuers also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Original Notes, none of the Issuers, the Information Agent, the Exchange Agent and any other person will incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date

3.     Waiver of Conditions

        The Issuers reserve the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4.     No Conditional Tender

        No alternative, conditional, irregular or contingent tender of Original Notes will be accepted.

5.     Request for Assistance or Additional Copies

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

6.     Withdrawal

        Tenders of Original Notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled "Exchange Offer—Withdrawal of Tenders."

7.     Transfer Taxes

        Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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  Exhibit 99.1
LETTER OF TRANSMITTAL Relating to TRAC Intermodal LLC TRAC Intermodal Corp. Offer to Exchange
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER